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                               EXHIBIT NO. EX-99.J




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 16, 2002, relating to the financial statements and financial highlights which appear in the November 30, 2001 Annual Report of Dimensional Emerging Markets Value Fund Inc., which is also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings "Service Providers", "Independent Certified Public Accountants" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
March 28, 2002